News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:        R. Todd Noden
Executive Vice President and Chief Financial Officer
(205) 909-4808

BOOKS-A-MILLION, INC. ANNOUNCES NEW DIRECTOR
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BIRMINGHAM, AL (November 13, 2014) – Books-A-Million, Inc. (NASDAQ:BAMM) today announced that the Company’s Board of Directors has appointed Ronald J. Domanico to serve as a member of the Board and a member of the Audit Committee of the Board effective immediately. Mr. Domanico will stand for re-election at the Company’s annual meeting of stockholders in 2015.  Mr. Domanico, 56, is recently retired from HD Supply (“HDS”), where he served as Senior Vice President and Chief Financial Officer.  While at HDS, Mr. Domanico played a key role in the company’s successful IPO in 2013.  Prior to HDS, Mr. Domanico was Senior Vice President, Chief Financial Officer, and a member of the board of directors of Caraustar Industries, Inc. from 2002 to 2009.  Prior to Caraustar, Mr. Domanico held various senior financial management positions, most notably Senior Vice President and Chief Financial Officer of Nabisco International.

“We are very fortunate to have identified a director of the caliber and experience that Ron possesses,” said Clyde B. Anderson, the Executive Chairman of the Board of Directors of the Company, commenting on Mr. Domanico’s appointment. “Ron is a seasoned financial executive that brings a depth of experience in finance, strategy, and operational matters to our Board.”

ABOUT BOOKS-A-MILLION, INC.
Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 261 stores in 33 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million. Also included in the Company’s retail operations is the operation of Yogurt Mountain Holding, LLC, a retailer and franchisor of self-serve frozen yogurt stores with 44 locations. The Company also develops and manages commercial real estate investments through its subsidiary, Preferred Growth Properties, which presently include four retail shopping centers. The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM. For more information, visit the Company’s corporate website at www.booksamillioninc.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market areas; inflation or deflation; economic conditions in general and in the Company's specific market areas, including the length of time that the United States economy remains in the current state of limited economic growth; the number of store openings and closings; the profitability of certain product lines and business segments, capital expenditures and future liquidity; liability and other claims asserted against the Company; the impact of electronic books and e-content; uncertainties related to the Internet and the Company's Internet operations; the successful development of the properties held by the Company in connection with the Company’s real estate development and management segment; the Company’s ability to lease the properties; and the factors described in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on form 10-K for the year ended February 1, 2014. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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